Exhibit 3.1(i)

[Seal]

CERTIFICATE OF CONVERSION

OF

SOVEREIGN SCIENTIFIC, INC.,

a Florida corporation,

INTO

SOVEREIGN SCIENTIFIC, LLC,

a Florida limited liability company

The undersigned, SOVEREIGN SCIENTIFIC, INC., a Florida corporation (the “Corporation”), and SOVEREIGN SCIENTIFIC, LLC, a Florida limited liability company, pursuant to the provisions of the Florida Limited Liability Company Act, and the Florida Business Corporation Act, both as amended, do hereby certify as follows:

FIRST: The Corporation, which was a Florida corporation incorporated upon the filing of Articles of Incorporation in the Office of the Department of State in Tallahassee, Florida on July 5, 1988, Document Number K27572,, was converted into Sovereign Scientific, LLC, a Florida limited liability company (the “Company”).

SECOND: The Plan of Conversion was approved by the Corporation in accordance with the provisions of the Florida Business Corporation Act.

THIRD: The name of the entity immediately prior to filing this Certificate of Conversion is Sovereign Scientific, Inc. (i.e., the Corporation).

FOURTH: The name of the converted entity into which the Corporation was converted is “Sovereign Scientific, LLC” (i.e., the Company), and the address of the Company is 2020 NE 153rd Street, Suite 102, North Miami Beach, Florida 33162.

FIFTH: A copy of the Articles of Organization of the Company, which will be filed with the Office of the Department of State in Tallahassee, Florida, are attached hereto as Exhibit A.

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SIXTH: The Company has agreed to pay any shareholder having appraisal rights the amounts to which such shareholders are entitled under the Florida Business Corporation Act. The sole shareholder of the Corporation is VWR International, LLC.

SEVENTH: The effective date of the conversion of the Corporation into the Company is upon the filing of the last of this Certificate of Conversion or the Articles of Organization of the Company.

IN WITNESS WHEREOF, the undersigned has executed this Statement of Conversion of the Corporation into the Company on this 7th day of September, 2012.

SOVEREIGN SCIENTIFIC, LLC

/s/ Theresa Balog
By:	Theresa Balog
Its:	Manager

SOVEREIGN SCIENTIFIC, INC.

/s/ Scott K. Baker
By:	Scott K. Baker
Its:	Secretary

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EXHIBIT A

[Conformed copy of Articles of Organization to be filed]

ARTICLES OF ORGANIZATION

OF

SOVEREIGN SCIENTIFIC, LLC

The undersigned authorized representative does hereby adopt these Articles of Organization of Sovereign Scientific, LLC (the “Company”) effective as of the 7th day of September, 2012.

First: The name of the limited liability company is Sovereign Scientific, LLC.

Second: The mailing address and street address of the principal office of the Company is 2020 NE 153rd Street, Suite 102, North Miami Beach, Florida 33162.

Third: The address of its registered office in the State of Florida is 1201 Hays Street, Tallahassee, Florida 32301. The name of its registered agent at such address is Corporation Service Company. The certificate of acceptance of appointment of registered agent is attached to these Articles of Organization.

Fourth: The Company shall be managed by a manager or managers. The names of the initial managers are Albert Jurgela and Theresa Balog. The managers’ address is 2020 NE 153rd Street, Suite 102, North Miami Beach, Florida 33162.

Fifth: The initial member’s name is VWR International, LLC and VWR International, LLC’s address is c/o Scott K. Baker, 100 Matsonford Road, Radnor, PA 19087.

IN WITNESS WHEREOF, the undersigned organizer has executed the Articles of Organization as of the date set forth above.

Scott K. Baker, Authorized Representative

ARTICLES OF ORGANIZATION

OF

SOVEREIGN SCIENTIFIC, LLC

The undersigned authorized representative does hereby adopt these Articles of Organization of Sovereign Scientific, LLC (the “Company”) effective as of the 7th day of September, 2012.

First: The name of the limited liability company is Sovereign Scientific, LLC.

Second: The mailing address and street address of the principal office of the Company is 2020 NE 153rd Street, Suite 102, North Miami Beach, Florida 33162.

Third: The address of its registered office in the State of Florida is 1201 Hays Street, Tallahassee, Florida 32301. The name of its registered agent at such address is Corporation Service Company. The certificate of acceptance of appointment of registered agent is attached to these Articles of Organization.

Fourth: The Company shall be managed by a manager or managers. The names of the initial managers are Albert Jurgela and Theresa Balog. The managers’ address is 2020 NE 153rd Street, Suite 102, North Miami Beach, Florida 33162.

Fifth: The initial member’s name is VWR International, LLC and VWR International, LLC’s address is c/o Scott K. Baker, 100 Matsonford Road, Radnor, PA 19087.

IN WITNESS WHEREOF, the undersigned authorized representative has executed the Articles of Organization as of the date set forth above.

/s/ Scott K. Baker
Scott K. Baker, Authorized Representative

The undersigned authorized officer of Corporation Service Company, hereby accepts appointment as registered agent for Sovereign Scientific, LLC.

Corporation Service Company

/s/ Kimberly B. Moret
By:	Kimberly B. Moret
Its:	Assistant Vice President

Date:	9/7/12